Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of The Goldman Sachs Group, Inc., Goldman Sachs Capital I, Goldman Sachs Capital II, Goldman Sachs Capital III, Goldman Sachs Capital VI, Goldman Sachs Capital VII, and GS Finance Corp. of our report dated February 20, 2020 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in The Goldman Sachs Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2019. We also consent to the incorporation by reference in this Registration Statement of our report dated February 20, 2020 relating to the (i) income statement data, (ii) balance sheet data and (iii) common share data of the Supplemental Financial Information—Selected Financial Data, which appears in Exhibit 99.1 of The Goldman Sachs Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2019. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

July 1, 2020

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